Exhibit 24

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS: That the undersigned, a director or officer, or both, of Acxiom Corporation ("the Company"), acting pursuant to authorization of the Company’s Board of Directors, hereby appoints Catherine L. Hughes and Jerry C. Jones, or any one of them, attorneys-in-fact and agents for me and in my name and on my behalf, individually and as a director or officer, or both, of the Company, to sign the Company’s Annual Report on Form 10-K for the year ended March 31, 2007, together with any amendments thereto, and to file the same, together with any exhibits and all other documents related thereto, with the Securities and Exchange Commission, granting to said attorneys-in-fact and agents full power and authority to do and perform each and any act necessary to be done in connection therewith, as fully to all intents and purposes as the undersigned might or could do in person, duly ratifying and confirming all that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue of the power herein granted.

Executed as of the 25th day of May, 2007.

Signed:	/s/ William T. Dillard II
Name:	WILLIAM T. DILLARD II

Signed:	/s/ Michael J. Durham
Name:	MICHAEL J. DURHAM

Signed:	/s/ Mary L. Good
Name:	MARY L. GOOD

Signed:	/s/ Ann D. Hasselmo
Name:	ANN D. HASSELMO

Signed:	/s/ William J. Henderson
Name:	WILLIAM J. HENDERSON

Signed:	/s/ Rodger S. Kline
Name:	RODGER S. KLINE

Signed:	/s/ Thomas F. (Mack) McLarty
Name:	THOMAS F. (MACK) McLARTY, III

Signed:	/s/ Charles D. Morgan
Name:	CHARLES D. MORGAN

Signed:	/s/ Stephen M. Patterson
Name:	STEPHEN M. PATTERSON

Signed:	/s/ Jeffrey W. Ubben
Name:	JEFFREY W. UBBEN

Signed:	/s/ R. Halsey Wise
Name:	R. HALSEY WISE